CIMS LIMITED PARTNERSHIP AND INTER-CONTINENTAL FLORIDA LIMITED

PARTNERSHIP

CONDENSED COMBINED BALANCE SHEETS

(In Thousands)

(UNAUDITED)

	March 31, 2005	December 31, 2004
Assets
Property and equipment	$339,905	$339,717
Less accumulated depreciation	(63,043)	(59,205)

Net property and equipment	276,862	280,512

Cash and cash equivalents	31,876	5,579
Accounts receivable (net of allowance for doubtful accounts of $0 and $22, respectively)	5,331	4,077
Other assets	2,180	2,336

Total assets	$316,249	$292,504

Liabilities and Owners’ Equity
Liabilities:
Revolving loan notes and other debt payable	$251,668	$224,634
Accounts payable and accrued expenses	12,130	14,483

Total liabilities	263,798	239,117
Owners’ equity:
Partners’ capital	13,328	13,328
Accumulated earnings	39,123	40,059

Total owners’ equity	52,451	53,387

Total liabilities and owners’ equity	$316,249	$292,504

The accompanying notes to the condensed combined financial statements are an integral part of these statements.

CIMS LIMITED PARTNERSHIP AND INTER-CONTINENTAL FLORIDA LIMITED

PARTNERSHIP

CONDENSED COMBINED STATEMENTS OF OPERATIONS

(In Thousands)

(UNAUDITED)

	Three Months Ended March 31,
	2005	2004
Revenues:
Rooms	$14,420	$12,800
Food and beverage	8,632	7,959
Other hotel operating revenue	809	749

Total revenues	23,861	21,508

Operating Costs and Expenses:
Rooms	3,794	3,783
Food and beverage	5,760	5,370
Other departmental expenses	5,806	5,265
Management fees	2,204	1,860
Other property level expenses	1,511	1,652
Depreciation	3,838	3,736

Total operating costs and expenses	22,913	21,666

Operating income (loss)	948	(158)

Interest expense	(1,945)	(1,092)
Interest income	61	36

Net Loss	$(936)	$(1,214)

The accompanying notes to the condensed combined financial statements are an integral part of these statements.

CIMS LIMITED PARTNERSHIP AND INTER-CONTINENTAL FLORIDA LIMITED

PARTNERSHIP

CONDENSED COMBINED STATEMENTS OF CASH FLOWS

(In Thousands)

(UNAUDITED)

	For the Three Months Ended
	2005	2004
Operating Activities:
Net loss	$(936)	$(1,214)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	3,838	3,736
Increase in accounts receivable	(1,254)	(1,885)
Decrease (increase) in other assets	156	(1,031)
Decrease in accounts payable and accrued expenses	(2,353)	(221)

Net cash used in operating activities	(549)	(615)

Investing Activities:
Capital expenditures	(188)	(568)

Net cash used in investing activities	(188)	(568)

Financing Activities:
Payments on and proceeds from revolving loan notes and other debt, net	27,034	1,322

Net cash provided by financing activities	27,034	1,322

Net change in cash and cash equivalents	26,297	139
Cash and cash equivalents, beginning of period	5,579	586

Cash and cash equivalents, end of period	$31,876	$725

The accompanying notes to the condensed combined financial statements are an integral part of these statements.

CIMS LIMITED PARTNERSHIP AND INTER-CONTINENTAL FLORIDA LIMITED

PARTNERSHIP

NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS

1. GENERAL

CIMS Limited Partnership, an Illinois limited partnership, and Inter-Continental Florida Limited Partnership (Chicago), a Delaware limited partnership (Florida) (collectively, the Partnerships) were formed in 1989.

The Partnerships each own a luxury full-service hotel that is subject to a long-term management contract with InterContinental Hotel Group. The Partnerships’ full-service hotels are located in Chicago, Illinois and Miami, Florida.

On February 28, 2005, the Partnerships signed agreements to admit Strategic Hotel Capital, Inc. as an 85 percent partner in the Partnerships. The transaction established a fair market value basis of $303,500,000 for the Partnerships. SHC’s interest is 85 percent of this amount. The sale closed April 1, 2005.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation:

The accompanying condensed combined financial statements include the financial position and the results of operations of the Partnerships. These financial statements have been combined as the Partnerships are under common ownership and management.

The accompanying unaudited condensed combined financial statements have been prepared pursuant to rules and regulations of the Securities and Exchange Commission (the Commission) and, therefore, do not include all information and footnote disclosures normally included in audited financial statements. In the opinion of management, the accompanying financial statements contain all adjustments, consisting of normal recurring accruals, necessary to present fairly the financial position of the Partnerships and its results of operations and cash flows for the interim periods presented. The Partnerships believe the disclosures made are adequate to prevent the information presented from being misleading. However, the financial statements should be read in conjunction with the Partnerships’ combined financial statements as of and for the year ended December 31, 2004.

Material intercompany transactions and balances have been eliminated in combination.

Use of Estimates:

The preparation of the combined financial statements in conformity with accounting principles generally accepted in the United States of America (GAAP) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Property, Equipment and Depreciation:

Property and equipment consists of land, buildings, building improvements and furniture, fixtures and equipment.

Costs directly related to the acquisition of real estate are capitalized. Repairs and maintenance are expensed as incurred.

Depreciation is computed on a straight-line basis over the following useful lives:

Buildings	50 years
Building improvements	44-50 years
Furniture, fixtures & equipment	3-10 years

Hotel improvements in progress include amounts paid for capital projects for hotels that are in the process of being renovated or expanded. Completed renovations and improvements are capitalized and depreciated over their estimated useful lives.

The Partnerships review long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment

CIMS LIMITED PARTNERSHIP AND INTER-CONTINENTAL FLORIDA LIMITED

PARTNERSHIP

NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS

(Continued)

recognized is measured by the amount by which the carrying amount of the assets exceeds the estimated fair value of the assets calculated using a discounted cash flows approach. Assets to be disposed of are reported at the lower of the carrying amount or estimated fair value less costs to sell.

Inventories:

Inventories located at the hotel properties consist of food and beverage stock and in-use and unused inventories of linen, china, glassware and silver. These items are stated at the lower of cost or market and are included in other assets on the accompanying condensed combined balance sheets.

Cash and Cash Equivalents:

The Partnerships consider all cash on hand, demand deposits with financial institutions and short-term highly liquid investments with original maturities of three months or less to be cash equivalents.

Revenue Recognition:

Revenues include room, food and beverage and other hotel operating revenue such as long-distance telephone service and space rentals. These revenues are recognized as the related services are delivered.

Income Taxes:

No provision for state or federal income taxes has been made, as the liability for such taxes is that of the individual partners rather than the Partnerships.

3. PROPERTY AND EQUIPMENT

The following summarizes the Partnerships’ investment in property and equipment:

	March 31, 2005	December 31, 2004
	(in thousands)
Land	$65,083	$65,083
Buildings	119,794	119,794
Building improvements	46,608	46,311
Furniture, fixtures and equipment	103,950	102,708
Improvements in progress	4,470	5,821

Total property and equipment	339,905	339,717
Less accumulated depreciation	(63,043)	(59,205)

Net property and equipment	$276,862	$280,512

Hotel rooms	1,448	1,448

4. MANAGEMENT AGREEMENTS

The Partnerships’ hotels are managed by an affiliate of the Partnerships and are subject to management agreements that the Partnerships assumed upon acquisition of the hotels. These agreements provide for the payment of licensing fees equal to 4% of total revenues and base management fees equal to 10-20% of adjusted income before fixed charges (as defined in the agreements). For the three months ended March 31, 2005, these amounts were $954,000 and $1,250,000, respectively. For the three months ended March 31, 2004, these amounts were $861,000 and $999,000, respectively. The terms of these agreements require management of the hotels to furnish the hotels with certain services, which include on-site management and may include central training, advertising and promotion, national reservation system, payroll and accounting services, and such additional services as needed.

CIMS LIMITED PARTNERSHIP AND INTER-CONTINENTAL FLORIDA LIMITED

PARTNERSHIP

NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS

(Continued)

These management agreements expire December 2014 (not including renewal options).

5. INDEBTEDNESS

Revolving Loan Notes:

On May 31, 2002, Florida entered into a revolving loan agreement with Six Continents Hotels, Inc., an affiliate of Florida, for the purpose of re-financing existing debt. This agreement provides for a commitment amount of $150,000,000. The maturity date of the loan, as amended, is May 31, 2007. Interest on the loan is equal to the Federal rate, as defined in the agreement, and is payable monthly. At March 31, 2005 and December 31, 2004, there was $67,524,000 and $72,191,000 outstanding under this loan, respectively. The interest rate at March 31, 2005 and December 31, 2004 was 3.76% and 3.5%, respectively. This revolving loan agreement is unsecured.

On May 31, 2002, Chicago entered into a revolving loan agreement with Six Continents Hotels, Inc., an affiliate of Chicago, for the purpose of re-financing existing debt. This agreement provides for a commitment amount of $150,000,000. The maturity date of the loan, as amended, is May 31, 2007. Interest on the loan is equal to the Federal rate, as defined in the agreement, and is payable monthly. At March 31, 2005 and December 31, 2004, there was $110,510,000 and $109,303,000 outstanding under this loan, respectively. The interest rate at March 31, 2005 and December 31, 2004 was 3.76% and 3.5%, respectively. This revolving loan agreement is unsecured.

Other Debt:

Other debt is comprised of funding from affiliates of Florida and Chicago for general corporate purposes. At March 31, 2005 and December 31, 2004, there was $73,634,000 and $43,140,000 of other debt outstanding, respectively. There are no loan agreements associated with this debt.

6. OTHER EMPLOYEE MATTERS

Employees of the Partnerships that meet certain eligibility requirements may participate in a defined contribution plan sponsored by Six Continents Hotels, Inc., an affiliate of the Partnerships. The Partnerships will match 100% of the first 2% of compensation that an employee elects to defer and the amount vests 100% immediately. Contributions by the Partnerships were $144,000 and $141,000 for the three months ended March 31, 2005 and 2004, respectively.

CIMS LIMITED PARTNERSHIP AND INTER-CONTINENTAL FLORIDA LIMITED

PARTNERSHIP

NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS

(Continued)

7. COMMITMENTS AND CONTINGENCIES

Environmental Matters:

The properties owned by the Partnerships have been subjected to environmental reviews. While some of these assessments have led to further investigation and sampling, none of the environmental assessments has revealed, nor are the Partnerships aware of any environmental liability (including asbestos-related liability) that the Partnerships believe would have a material adverse effect on the Partnerships’ business or financial statements.

Litigation:

The Partnerships are party to various claims and routine litigation arising in the ordinary course of business. Based on discussions with legal counsel, the Partnerships do not believe that the results of these claims and litigation, individually or in the aggregate, will have a material adverse effect on their business or financial statements.

8. FAIR VALUE OF FINANCIAL INSTRUMENTS

As of March 31, 2005 and December 31, 2004, the carrying amounts of certain financial instruments employed by the Partnerships, including cash and cash equivalents, accounts receivable, accounts payable and accrued expenses were representative of their fair values because of the short-term maturity of these instruments. The revolving loan notes and other debt, as disclosed in Note 5, are from affiliates of Florida and Chicago and are non-transferable. These notes have relatively current issuance dates and interest rates that fluctuate based on published market rates. Therefore, management believes the carrying value of the revolving loan notes is a reasonable estimation of their fair value as of March 31, 2005 and December 31, 2004.